Grant Thorton
                                                               [GRAPHIC OMITTED]
ACCOUNTANTS AND BUSINESS ADVISORS



November 4, 2004


U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:  Air Methods Corporation 401(K) Plan
     File No. 0-16079


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Air Methods Corporation 401(K) Plan dated November 3, 2004, and agree with the statements concerning our Firm contained therein.


Very truly yours,


/s/GRANT THORNTON LLP




707 Seventeenth Street, Suite 3200
Denver, Colorado  80202
T  303.813.4000
F  303.839.5711 Audit
F  303.839.5701 Tax
W www.grantthornton.com

GRANT THORNTON LLP
US MEMBER OF GRANT THORNTON INTERNATIONAL


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